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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated July 5, 1996, relating to the financial statements of Arbuckle Foods, Inc., which appear in this Current Report on Form 8-K, dated July 16, 1996, of U.S. Office Products Company.


/s/ Thorne Little
THORNE LITTLE, Chartered Accountants
Abbotsford, B.C., Canada
September 25, 1996